                                                                                  Exhibit 99.1

                                        CERTIFICATION

        The undersigned,  being an officer of U.S. Bank Trust National Association, as trustee
(the  "Trustee") of the Select Notes Trust LT 2003-5 (the "Trust")  hereby makes the following certifications  for inclusion as an exhibit to the Trust's  annual report on Form 10-K for the fiscal year ended December 31, 2006 (the "Annual Report"):

1.      The Trustee is the trustee under the Trust's trust agreement.

2.      Based on my knowledge,  for the period covered by the Annual  Report,  the Trustee has fulfilled its obligations under the Trust's trust agreement.

                                                      /s/ Marlene Fahey
                                                   Name:   Marlene Fahey
                                                   Title:     Vice President
                                                   Date:     March 28, 2007